UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 1, 2013 (April 26, 2013)

WEX INC.
(Exact name of registrant as specified in its charter)
Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
97 Darling Avenue, South Portland, ME	04106
Address of principal executive offices	Zip Code
Registrant's telephone number, including area code	(207) 773-8171

(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 1, 2013, WEX Inc. (the “Company”) issued a news release announcing its first quarter 2013 results. A copy of the release is attached as Exhibit 99.1 and is incorporated by reference herein in its entirety.

The information in this item, including Exhibit 99.1, is being furnished, not filed. Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified as being incorporated into it by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 1, 2013, the Company announced a management transition plan in accordance with the longstanding succession planning process of its Board of Directors (the “Board”).

In connection with the first phase of the succession plan, on April 26, 2013, the Board appointed Melissa D. Smith as President of the Company, effective as of April 29, 2013. Also on April 29, 2013, Michael Dubyak, who continues to serve as the Company’s Chief Executive Officer and Chairman of the Board, resigned as President of the Company.

On January 1, 2014 (the “Transition Date”), Ms. Smith will become chief executive officer in addition to maintaining her role as president and assuming a seat on the Board of Directors. Mr. Dubyak will continue to serve as the Company’s Chief Executive Officer until the Transition Date. From and after the Transition Date, Mr. Dubyak will continue to serve as Chairman of the Board in the newly created, non-officer role of “Executive Chairman.”

As a part of the succession plan, Mr. Dubyak entered into a Transition Agreement (the “Agreement”) with the Company, dated as of April 29, 2013. The following description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 99.2 and incorporated by reference herein in its entirety. Pursuant to the terms of the Agreement, during the transition period beginning on the Transition Date and ending on December 30, 2014, Mr. Dubyak will assist with the management transition process and will be paid an annual salary of $592,111 and be eligible to receive a bonus of up to $296,056 at the discretion of the Board. In addition, on the date of the Company’s 2013 annual meeting, the Company will grant Mr. Dubyak restricted stock units covering a number of shares of common stock of the Company having a value of $1.7 million on the grant date (the “RSU Award”). The RSU Award will vest on December 30, 2014, subject to conditions specified in the Agreement. Under the Agreement, at the end of the transition period, Mr. Dubyak is also entitled to receive (i) full vesting of all unvested restricted stock unit awards and performance stock unit awards for which the performance goals have then been achieved and (ii) certain continued health and dental plan benefits for himself and his spouse, each subject to conditions specified in the Agreement. The Agreement provides that, at the end of the transition period, Mr. Dubyak will cease to be an employee of the Company and will resign from the Board (unless the Board and he mutually agree otherwise).

Prior to being appointed President of the Company, Ms. Smith, age 44, had oversight over the strategy and execution of the Company’s operations in the Americas in her role as the Company’s President, the Americas, since January 2012. Ms. Smith brings 16 years of experience in the payments space and has held various positions of increasing responsibility across all facets of the Company, including serving as President, North America from April 2011 until December 2011 and Chief Financial Officer and Executive Vice President, Finance and Operations from November 2007 to April 2011.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press release of WEX Inc. dated May 1, 2013
99.2	Transition Agreement by and between the Company and Michael E. Dubyak, dated April 29, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEX INC.

Date:	May 1, 2013	By:	/s/ Steven A. Elder
Steven A. Elder
Senior Vice President and Chief Financial Officer
(principal financial and accounting officer)

WRIGHT EXPRESS CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated May 1, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press release of WEX Inc. dated May 1, 2013
99.2*	Transition Agreement by and between the Company and Michael E. Dubyak, dated April 29, 2013
*	Indicates that exhibit is filed with this report.